Exhibit 21.1

List of Subsidiaries of Paragon Shipping Inc.

1. Camelia Navigation S.A.

2. Explorer Shipholding Ltd.

3. Fairplay Maritime Ltd.

4. Frontline Marine Co.

5. Opera Navigation Co.

6. Trade Forde Shipping S.A.